UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2009

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 500

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 23, 2009, Crown Castle International Corp. (“Company”) closed its previously announced public offering of $500 million principal amount of the Company’s 7.125% Senior Notes due 2019 (“2019” Notes”). The 2019 Notes were issued pursuant to an indenture dated as of January 27, 2009 (“Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (“Trustee”), as supplemented by the second supplemental indenture, dated as of October 23, 2009 (“Supplemental Indenture” and, together with the Base Indenture, “Indenture”), between the Company and the Trustee. The Company is filing the Supplemental Indenture as Exhibit 4.1 to this report. By filing this report, the Company is causing this exhibit to be incorporated by reference herein and into the registration statement on Form S-3 filed on January 16, 2009 (File No. 333-156781). The Company filed the Base Indenture as an exhibit to its current report on Form 8-K filed on January 29, 2009 (File No. 001-16441).

The 2019 Notes are general obligations of the Company, which rank equally with all existing and future senior debt of the Company. The 2019 Notes will be effectively subordinated to all liabilities (including trade payables) of each subsidiary of the Company. The 2019 Notes will bear interest at a rate of 7.125% per annum, payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2010, to persons who are registered holders of the 2019 Notes on the immediately preceding April 15 and October 15, respectively.

The Indenture limits the ability of the Company and its restricted subsidiaries to make restricted payments, incur indebtedness, issue preferred stock, incur liens, create dividend restrictions and other payment restrictions that affect the Company’s subsidiaries, sell assets, enter into transactions with affiliates, enter into sale and leaseback transactions and issue guarantees of indebtedness, in each case subject to certain qualifications set forth in the Indenture.

In the event of a Change of Control (as defined in the Indenture), holders of the 2019 Notes will have the right to require the Company to repurchase all or any part of the 2019 Notes at a purchase price equal to 101% of the principal amount of such 2019 Notes, plus accrued and unpaid interest, if any, to the date of such repurchase.

The 2019 Notes will mature on November 1, 2019. However, the Company, at its option, may redeem the 2019 Notes in whole or in part prior to November 1, 2014, by paying 100% of the principal amount of the 2019 Notes, together with accrued and unpaid interest, if any, plus a “make whole” premium. The Company may also redeem some or all of the 2019 Notes on or after November 1, 2014, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any. In addition, before November 1, 2012, and subject to certain conditions, the Company may, at its option, redeem up to 35% of the 2019 Notes at the redemption price set forth in the Indenture with the proceeds of certain equity offerings by the Company.

The above description is qualified in its entirety by reference to the terms of the Base Indenture, filed as an exhibit to the Company’s current report on Form 8-K filed on January 29, 2009 (File No. 001-16441), and the Supplemental Indenture attached hereto as Exhibit 4.1.

ITEM 2.03 – CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information in Item 1.01 is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture dated October 23, 2009, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

Date: October 28, 2009	By:	/S/ E. BLAKE HAWK
	Name:	E. Blake Hawk
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Supplemental Indenture dated October 23, 2009, between Crown Castle International Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.